Exhibit 1

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Date: March 21, 2019

/s/ Ronald O. Perelman
Ronald O. Perelman
THE ROP REVOCABLE TRUST DATED 1/9/2018
By:	/s/ Ronald O. Perelman Name: Ronald O. Perelman Title: Trustee
MACANDREWS & FORBES INCORPORATED
REV HOLDINGS LLC
MAFCO FOUR LLC
MFV HOLDINGS ONE LLC
SGMS ACQUISITION TWO LLC
RCH HOLDINGS ONE INC.
DBX HOLDINGS ONE LLC
NDX HOLDINGS ONE LLC
MACANDREWS & FORBES GROUP, LLC
SGMS ACQUISITION THREE LLC
RLX HOLDINGS ONE LLC
RLX HOLDINGS TWO LLC
RLX HOLDINGS THREE LLC
RLX HOLDINGS FOUR LLC
By:	/s/ Paul G. Savas Name: Paul G. Savas Title: Executive Vice President and Chief Financial Officer
PERELMAN TRUST COMPANY, LLC
By:	MacAndrews & Forbes Incorporated, its managing member
By:	/s/ Paul G. Savas Name: Paul G. Savas Title: Executive Vice President and Chief Financial Officer